UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
March 21, 2011
Huntington Ingalls Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34910	90-0607005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4101 Washington Avenue, Newport News, VA	23607
(Address of principal executive offices)	(Zip Code)
(757) 380-2000
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 21, 2011, the Board of Directors (the “Board”) of Huntington Ingalls Industries, Inc. (the “Company”) elected Thomas B. Fargo and Karl von der Heyden as members of the Board, effective immediately. Mr. von der Heyden has been appointed to serve as the chair of the Audit Committee of the Board. We anticipate that Admiral Fargo will be appointed to serve as a member of the Governance Committee of the Board and a member of the Compensation Committee of the Board. In addition, on March 21, 2011, Gary McKenzie resigned from the Board, effective immediately.
ITEM 7.01 Regulation FD Disclosure
In the offering memorandum and the marketing materials distributed to investors in connection with the offering of unregistered senior unsecured notes of the Company, the Company disclosed certain information to prospective investors. Pursuant to Regulation FD, the Company is furnishing as Exhibit 99.1 the pages of the offering memorandum captioned “Summary Historical and Unaudited Pro Forma Condensed Consolidated Financial Data.”
The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended.
ITEM 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description

99.1	Summary Historical and Unaudited Pro Forma Condensed Consolidated Financial Data

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.
March 24, 2011	By:	/s/ Malcolm S. Swift
(Date)		(Signature)
Malcolm S. Swift Secretary

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